UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Borrowing Under MasTec New Term Loan Agreement

As previously reported, on July 7, 2026, MasTec, Inc. (the “Company”) and MasTec North America, Inc., a subsidiary of the Company (“MasTec North America”), entered into a new senior unsecured delayed draw term loan agreement (the “New Term Loan Agreement”) by and among the Company and MasTec North America, as borrowers, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, which provided for $700 million in delayed draw term loan commitments. On July 20, 2026, the Company borrowed the full $700 million in term loans available under the New Term Loan Agreement to finance a portion of the cash consideration for the Company’s acquisition of Electrical Specialists, Inc., d/b/a the Superior Group (the “Superior Group”) and fees and expenses incurred in connection therewith and related transactions.

The description of the New Term Loan Agreement contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the New Term Loan Agreement. The New Term Loan Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on July 7, 2026, the terms of which are incorporated by reference herein.

Borrowing Under MasTec Credit Facility

As previously reported, on July 7, 2026, the Company amended its existing amended and restated credit agreement, dated as of June 26, 2025 (as amended the “Credit Facility”) among the Company and MasTec North America, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto. On July 20, 2026, the Company borrowed $600 million under the Credit Facility, approximately $580 million of which was used to finance a portion of the cash consideration (inclusive of approximately $105 million in acquired cash) for the Company’s acquisition of the Superior Group and fees and expenses incurred in connection therewith and related transactions, with the remainder used for other working capital purposes.

The description of the Credit Facility contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the Credit Facility. The Credit Facility was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on July 7, 2026, the terms of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: July 20, 2026	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary